Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for First Quarter 2022

May 10, 2022

•Membership as of March 31, 2022 of 1,073,595, a 98% increase YoY
•For the quarter ended March 31, 2022:
◦Direct and assumed policy premiums of $1.7 billion, a 104% increase YoY
◦Premiums earned of $955 million, a 159% increase YoY
◦Medical Loss Ratio of 77.4%, increased 300 bps YoY
◦InsuranceCo Administrative Expense Ratio of 19.8%, was flat YoY
◦InsuranceCo Combined Ratio of 97.2%, increased 300 bps YoY
◦Adjusted Administrative Expense Ratio of 23.8%, improved 220 bps YoY
◦Net loss of $77 million, a decrease of $12 million YoY; Adjusted EBITDA loss of $37 million, an increase of $9 million YoY

New York, NY, May 10, 2022 - Health insurtech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the first quarter ended March 31, 2022.

“Oscar maintained strong momentum through the first quarter, reflecting our ongoing ability to leverage our technology to drive top line growth for the business and improve efficiencies as we scale,” said Mario Schlosser, CEO and Co-Founder of Oscar. “As we continue to execute against our three strategic priorities for the year - position the company for near-term profitability, continue to grow in the U.S. insurance market and accelerate our +Oscar product offering - we are well-positioned to meet the needs of our members, clients and provider partners.”

Total Direct and Assumed Policy Premiums were $1.7 billion in the quarter, up 104% year-over-year (“YoY”), driven primarily by higher membership and mix shift to higher premium Silver plans. Premiums earned in the quarter were up 159% YoY, driven by the same factors as well as lower ceded reinsurance premiums YoY due to new reinsurance contracts accounted for under deposit accounting.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, increased 300 bps YoY to 97.2%, primarily driven by a YoY increase in the MLR. The mix shift towards Silver plans and change in prior period development, which was partially offset by favorable net impact of COVID, drove the 300bps increase in the MLR to 77.4% this quarter. The InsuranceCo Administrative Expense Ratio was flat YoY as higher distribution expenses were offset by operating leverage and variable cost efficiencies.

The Adjusted Administrative Expense Ratio improved by 220bps YoY primarily due to operating leverage and scale efficiencies from Oscar’s full stack technology platform. Net loss of $77 million decreased by $12 million YoY and improved as a percentage of premiums before ceded reinsurance YoY. The Adjusted EBITDA loss of $37 million was modestly higher YoY, but improved as a percentage of premiums before ceded reinsurance YoY.

Oscar is reaffirming its 2022 outlook across all metrics.

Oscar Health, Inc.
News Release

Financial Results Summary

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Premiums before ceded reinsurance	$1,315,064	$610,099
Reinsurance premiums ceded	(359,663)	(241,562)
Premiums earned	$955,401	$368,537
Total revenue	$972,765	$369,388
Total operating expenses	$1,041,294	$433,429
Net loss	$(77,320)	$(88,881)

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended March 31,
	2022	2021
Direct and Assumed Policy Premiums (in thousands)	$1,681,211	$823,225
Medical Loss Ratio	77.4%	74.4%
InsuranceCo Administrative Expense Ratio	19.8%	19.8%
InsuranceCo Combined Ratio	97.2%	94.2%
Adjusted Administrative Expense Ratio	23.8%	26.0%
Adjusted EBITDA(1) (in thousands)	$(37,040)	$(27,768)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of
	March 31, 2022	March 31, 2021
Individual and Small Group	1,032,768	535,001
Medicare Advantage	4,607	3,628
Cigna + Oscar(1)	36,220	3,591
Total Members	1,073,595	542,220
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2022 Outlook
	Low	High
Direct and Assumed Policy Premiums (in thousands)	$6,100,000	$6,400,000
Medical Loss Ratio	84%	86%
InsuranceCo Administrative Expense Ratio	19.5%	20.5%
InsuranceCo Combined Ratio	104%	106%
Adjusted Administrative Expense Ratio	24%	26%
Adjusted EBITDA(1) (in thousands)	$(480,000)	$(380,000)
(1)Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.
The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Oscar Health, Inc.
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Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, May 10, 2022 at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct and assumed policy premiums, medical loss ratio, administrative expense ratio and other financial performance, and the related underlying assumptions, our business and financial prospects, general and healthcare industry market conditions and trends, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations, and the response by governments and other third parties; our ability to retain and expand our member base; our ability to execute our growth strategy; our ability to maintain or enter into new partnerships or collaborations with healthcare industry participants; negative publicity, unfavorable shifts in perception of our digital platform or other member service channels; our ability to achieve and/or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to accurately estimate our incurred claims expenses or effectively manage our claims costs or related administrative costs, including as a result of fluctuations in medical utilization rates due to the impact of COVID-19; our ability to comply with ongoing regulatory requirements and applicable performance standards, including as a result of our participation in government-sponsored programs, such as Medicare; changes or developments in the health insurance markets in the United States, including the passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards; our ability to maintain key in-network providers and good relations with the physicians, hospitals, and other providers within and outside our provider networks, or to arrange for the delivery of quality care; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; unanticipated results of risk adjustment programs; delays in our receipt of premiums; disruptions or challenges to our relationship with the Oscar Medical Group; cyber-security breaches of our and our partners’ information and technology systems; unanticipated changes in population morbidity and large-scale changes in health care utilization; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, to be filed with the SEC, and our other filings with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
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About Oscar Health

Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of over one million members as of March 31, 2022. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Jackie Kahn
SVP of Communications
comms@hioscar.com
202-538-0128

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Premiums before ceded reinsurance	$1,315,064	$610,099
Reinsurance premiums ceded	(359,663)	(241,562)
Premiums earned	955,401	368,537
Administrative services revenue	18,493	341
Investment income (loss) and other revenue	(1,129)	510
Total revenue	972,765	369,388

Operating Expenses
Claims incurred, net	734,566	268,048
Other insurance costs	165,402	79,837
General and administrative expenses	74,664	64,572
Federal and state assessments	69,867	30,515
Premium deficiency reserve release	(3,205)	(9,543)
Total operating expenses	1,041,294	433,429
Loss from operations	(68,529)	(64,041)
Interest expense	4,221	3,697
Other expenses	3,053	—
Loss on extinguishment of debt	—	20,178
Loss before income taxes	(75,803)	(87,916)
Income tax provision	1,517	965
Net loss	$(77,320)	$(88,881)
Less: Net loss attributable to noncontrolling interests	(2,168)	—
Net loss attributable to Oscar Health, Inc.	$(75,152)	(88,881)

Earnings (Loss) per Share
Net loss per share attributable to Oscar Health, Inc., basic and diluted	$(0.36)	$(1.00)
Weighted average common shares outstanding, basic and diluted	210,547,696	88,865,726

Oscar Health, Inc.
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Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2022	December 31, 2021
Assets:
Current Assets:
Cash and cash equivalents	$2,068,632	$1,103,995
Short-term investments	810,002	587,086
Premiums and accounts receivable	157,298	138,414
Risk adjustment transfer receivable	50,615	40,659
Accrued investment income	2,584	3,782
Reinsurance recoverable	585,688	431,990
Total current assets	3,674,819	2,305,926
Property, equipment, and capitalized software, net	48,607	46,611
Long-term investments	502,149	844,476
Restricted deposits	27,198	28,085
Other assets	97,153	95,957
Net deferred tax asset	595	595
Total assets	$4,350,521	$3,321,650

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$761,329	$513,582
Risk adjustment transfer payable	1,166,059	794,398
Premium deficiency reserve	26,041	29,246
Unearned premiums	74,700	75,044
Accounts payable and other liabilities	220,516	234,788
Reinsurance payable	392,235	205,231
Total current liabilities	2,640,880	1,852,289
Long-term debt	297,416	—
Other liabilities	77,058	76,839
Total liabilities	3,015,354	1,929,128
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of March 31, 2022 and December 31, 2021	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 175,808,779 shares issued and outstanding as of March 31, 2022 and 175,212,223 shares issued and outstanding as of December 31, 2021	2	2
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Treasury stock (314,600 shares as of March 31, 2022 and December 31, 2021)	(2,923)	(2,923)
Additional paid-in capital	3,422,033	3,393,533
Accumulated deficit	(2,074,864)	(1,999,712)
Accumulated other comprehensive income (loss)	(12,206)	(3,671)
Total Oscar Health, Inc. stockholders' equity	1,332,042	1,387,229
Noncontrolling interests	3,125	5,293
Total stockholders’ equity	1,335,167	1,392,522
Total liabilities and stockholders' equity	$4,350,521	$3,321,650

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(77,320)	$(88,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred taxes	—	8
Net realized gain (loss) on sale of financial instruments	582	(113)
(Gain) loss on fair value of warrant liabilities	—	12,856
Depreciation and amortization expense	3,799	3,403
Amortization of debt issuance costs	129	329
Stock-based compensation expense	27,690	19,115
Investment amortization, net of accretion	1,922	1,074
Debt extinguishment loss	—	20,178
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(18,884)	(10,529)
Risk adjustment transfer receivable	(9,956)	(6,608)
Accrued investment income	1,198	417
Reinsurance recoverable	(153,698)	225,397
Other assets	(743)	(6,336)
Increase / (decrease) in:
Benefits payable	247,747	46,152
Unearned premiums	(344)	42
Premium deficiency reserve	(3,205)	(9,542)
Accounts payable and other liabilities	(14,733)	(11,712)
Reinsurance payable	187,004	(83,258)
Risk adjustment transfer payable	371,661	205,699
Net cash provided by operating activities	562,849	317,691
Cash flows from investing activities:
Purchase of investments	(166,769)	(245,694)
Sale of investments	169,374	83,798
Maturity of investments	105,842	134,199
Purchase of property, equipment and capitalized software	(6,247)	(6,583)
Change in restricted deposits	611	—
Net cash provided by (used in) investing activities	102,811	(34,280)
Cash flows from financing activities:
Proceeds from long-term debt	305,000	—
Payments of debt issuance costs	(7,035)	—
Proceeds from joint venture contribution	250	—
Debt prepayment	—	(153,173)
Debt extinguishment costs	—	(12,994)
Proceeds from IPO, net of underwriting discounts	—	1,348,321
Offering costs from IPO	—	(9,447)
Proceeds from exercise of warrants and call options	—	9,191
Proceeds from exercise of stock options	560	29,652
Net cash provided by financing activities	298,775	1,211,550
Increase in cash, cash equivalents and restricted cash equivalents	964,435	1,494,961
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,125,557	843,105
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$2,089,992	$2,338,066

Cash and cash equivalents	2,068,632	2,321,287
Restricted cash and cash equivalents included in restricted deposits	21,360	16,779
Total cash, cash equivalents and restricted cash and cash equivalents	$2,089,992	$2,338,066

Oscar Health, Inc.
News Release

Supplemental Disclosures:
Interest payments	$261	$3,553

Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	$—	$1,744,914
Net exercise of preferred stock warrants to preferred stock upon initial public offering	$—	$28,248
Adjustment to fair value of preferred stock warrant liability upon initial public offering	$—	$13,243

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct and Assumed Policy Premiums
Direct Policy Premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.

Assumed Policy Premiums are premiums we receive primarily as part of our reinsurance arrangements under our Cigna+Oscar small group plan offering.

We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because each of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio are calculated on the basis of Direct and Assumed Policy Premiums.

Oscar Health, Inc.
News Release

Medical Loss Ratio
Medical loss ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$1,010,035	$457,219
Assumed reinsurance claims	24,242	1,777
Excess of loss ceded claims (2)	(11,433)	(4,736)
State reinsurance (3)	(11,329)	(2,343)
Net claims before ceded quota share reinsurance (A)	$1,011,515	$451,917

Premiums before ceded reinsurance	$1,315,064	$610,099
Excess of loss reinsurance premiums (4)	(8,128)	(2,935)
Net premiums before ceded quota share reinsurance (B)	$1,306,936	$607,164
Medical Loss Ratio (A divided by B)	77.4%	74.4%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before the impact of quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Other insurance costs	$165,402	$79,837
Impact of quota share reinsurance (1)	36,479	19,306
Stock-based compensation expense	(13,078)	(9,695)
Federal and state assessment of health insurance subsidiaries	70,211	30,598
Health insurance subsidiary adjusted administrative expenses(A)	$259,014	$120,046

Premiums before ceded reinsurance	$1,315,064	$610,099
Excess of loss reinsurance premiums	(8,128)	(2,935)
Net premiums before ceded quota share reinsurance(B)	$1,306,936	$607,164
Insurance Co Administrative Expense Ratio(A divided by B)	19.8%	19.8%
(1) Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,832) for the three months ended March 31, 2022.

InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the current overall performance of our insurance business for activities that can be compared to peers.

Oscar Health, Inc.
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Adjusted Administrative Expense Ratio

The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (or “Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, including quota share reinsurance premiums ceded and excluding excess of loss reinsurance premiums ceded and non-recurring items (or “Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total Operating Expenses, excluding non-administrative insurance-based expenses and the impact of quota share reinsurance. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. The Company believes Adjusted Administrative Expenses is a useful measure of its administrative expenses, as it excludes insurance-based expenses, non-cash expenses and non-recurring expenses. The Company believes Adjusted Administrative Expense Ratio is useful to evaluate the Company’s ability to manage its overall administrative expense base. This ratio also provides further clarity into the Company’s overall path to profitability. Below is a calculation of our Adjusted Administrative Expense Ratio for the periods indicated.

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Total Operating Expenses	$1,041,294	$433,429
Claims incurred, net	(734,566)	(268,048)
Premium deficiency reserve release	3,205	9,543
Impact of quota share reinsurance (1)	36,479	19,306
Total Administrative Expenses	$346,412	$194,230
Stock-based compensation expense/warrant expense	(27,690)	(31,971)
Depreciation and amortization	(3,799)	(3,403)
Other non-recurring items (2)	—	(898)
Adjusted Administrative Expenses (A)	$314,923	$157,958
Total Revenue	$972,765	$369,388
Reinsurance premiums ceded	359,663	241,562
Excess of loss reinsurance premiums	(8,128)	(2,935)
Adjusted Total Revenue (B)	$1,324,300	$608,015
Adjusted Administrative Expense Ratio (A divided by B)	23.8%	26.0%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,832) for the three months ended March 31, 2022.
(2)Represents approximately $0.9 million of non-recurring expenses incurred in connection with the IPO during the three months ended March 31, 2021.

Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense, depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

Oscar Health, Inc.
News Release
By providing this non-GAAP financial measure, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Net loss	$(77,320)	$(88,881)
Interest expense	4,221	3,697
Other expenses	3,053	—
Income tax expense	1,517	965
Depreciation and amortization	3,799	3,403
Stock-based compensation/warrant expense (1)	27,690	31,972
Other non-recurring items (2)	—	21,076
Adjusted EBITDA	$(37,040)	$(27,768)
(1)Represents (i) non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards, (ii) warrant contract expense, and (iii) changes in the fair value of warrant liabilities.
(2)Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's $150.0 million first lien term loan and approximately $0.9 million of non-recurring expenses incurred in connection with our initial public offering.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Quota share ceded premiums	$(359,928)	$(261,852)
Quota share ceded claims	276,948	183,869
Ceding commission, net of deposit accounting impact (1)	36,479	19,306
Experience refund	8,393	23,225
Net quota share impact	$(38,108)	$(35,452)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,832) for the three months ended March 31, 2022.

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Reinsurance premiums ceded, gross	$(367,111)	$(264,787)
Experience refunds	7,448	23,225
Reinsurance premiums ceded	(359,663)	(241,562)
Reinsurance premiums assumed	24,790	2,411
Total reinsurance premiums (ceded) and assumed	$(334,873)	$(239,151)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Direct claims incurred	$1,010,035	$457,219
Ceded reinsurance claims	(299,711)	(190,948)
Assumed reinsurance claims	24,242	1,777
Total claims incurred, net	$734,566	$268,048

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Other insurance costs, gross	$203,713	$99,143
Reinsurance ceding commissions	(38,311)	(19,306)
Other insurance costs, net	$165,402	$79,837

Oscar Health, Inc.
News Release
The Company records reinsurance recoverables within current assets on its consolidated balance sheets. The composition of the reinsurance recoverable balance is as follows:

	March 31, 2022	December 31, 2021
	(in thousands)
Ceded reinsurance claim recoverables	$527,457	$406,017
Reinsurance ceding commissions	43,878	23,517
Experience refunds on reinsurance agreements	14,353	2,456
Reinsurance recoverable	$585,688	$431,990